Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pluri Inc. of our report dated September 10, 2026 relating to the financial statements, which appears in Pluri Inc.'s Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Haifa, Israel

September 10, 2026